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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-91429 and 333-96183 on Form S-8 of Quest Software, Inc. of our report dated February 22, 2000, relating to the financial statements of Foglight Software, Inc. as of December 31, 1999 and for the year then ended appearing in this Current Report on Form 8-K/A of Quest Software, Inc.

/S/ DELOITTE & TOUCHE LLP

Costa Mesa, California
February 22, 2000